UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 8, 2011

AMERICAN PACIFIC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8137 (Commission File Number)	59-6490478 (IRS Employer Identification No.)

3883 Howard Hughes Parkway, Suite 700, Las Vegas, Nevada (Address of principal executive offices)	89169 (Zip Code)
Registrant’s telephone number, including area code: (702) 735-2200

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
Annual Meeting Presentations to Stockholders
On March 8, 2011, at the 2011 annual meeting of stockholders of American Pacific Corporation (the “Company”), Joseph Carleone, President and Chief Executive Officer of the Company, will be delivering to stockholders in attendance the slide presentation attached as Exhibit 99.1 to this report. The presentation relates to a review of the Company’s activities during the year ended September 30, 2010 and strategic objectives for the year ending September 30, 2011.
The information in this report, including Exhibit 99.1 hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference into any filing of the Company, whether made before or after the date hereof, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that the information in this report or exhibit hereto is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company. Additionally, this information is intended to be an overview and should be considered in the context of the information disclosed in the Company’s other filings with the Securities and Exchange Commission as well as other publicly-disclosed information about the Company.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Annual Meeting Slide Presentation*
* Furnished not filed.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Pacific Corporation
Date: March 8, 2011	By:	/s/ JOSEPH CARLEONE
Joseph Carleone
President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Annual Meeting Slide Presentation*
* Furnished not filed.